AMENDMENT TO ESCROW AND CONTRIBUTION AGREEMENT


     Reference is made to that certain Escrow and Contribution Agreement dated effective as of November 12, 2003 (the "ESCROW AND CONTRIBUTION AGREEMENT"), by and among RAPIDTRON, INC., a Nevada corporation ("RAPIDTRON"); STEVE MEINEKE, an individual and Secretary, Treasurer, General Manager, Director and shareholder of Rapidtron ("MEINEKE"); PETER DERMUTZ, an individual and Executive Vice President and shareholder of Rapidtron ("DERMUTZ"); JOHN CREEL, an individual and President, Chairman of the Board of Directors and shareholder of Rapidtron and the shareholder representative of the Principals ("SHAREHOLDER REPRESENTATIVE"); Ceres Financial Limited, a BVI company ("LEAD INVESTOR"); and LEE & GODDARD, LLP, a California limited liability partnership ("LEE GODDARD"). This AMENDMENT TO ESCROW AND CONTRIBUTION AGREEMENT ("AGREEMENT") is made and entered into by and among the Shareholder Representative on behalf of the Principals, the Lead Investor on behalf of the Investors, Rapidtron and GREENBERG TRAURIG, LLP, as the new escrow agent (the "GREENBERG"), effective on the 31st day of March, 2005 (the "EFFECTIVE DATE"), and amends the Escrow and Contribution Agreement.

Collectively, Creel, Meineke and Dermutz are referred to in this Agreement as the "PRINCIPALS." Rapidtron, the Principals, the Lead Investor and Greenberg are sometimes hereinafter referred to collectively as the "PARTIES."
Capitalized terms not otherwise defined herein shall have the meanings set forth in the Escrow and Contribution Agreement.

                                    RECITALS

     WHEREAS, the Parties entered into the Escrow and Contribution Agreement, pursuant to which the Principals made certain representations and warranties in the Purchase Agreement to the Investors related to financial forecasts of Rapidtron contained in Section 4.1 (ii) related to gross revenues for the fifteen month period beginning October 1, 2003 and ending December 31, 2004;

     WHEREAS, Rapidtron filed its Form 10-KSB for the year ended December 31, 2004, and Lee Goddard effectively resigned as escrow agent subsequent to such filing;

     WHEREAS, the Parties agreed to amend the Escrow and Contribution Agreement to appoint Greenberg as Escrow Agent to replace Lee Goddard and to extend the period for providing notice and claims under the Escrow and Contribution Agreement; however, the amendment was not executed by the Parties and the Escrow Property was not delivered to Greenberg;

     WHEREAS, the Parties have determined that it is necessary to amend the Escrow and Contribution Agreement to appoint Greenberg as Escrow Agent and to extend the period for providing notice and claims under the Escrow and Contribution Agreement;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:


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
1.   Amendment.
     ----------

     1.1 The Parties acknowledge and agree that Greenberg shall be appointed as Escrow Agent to replace Lee Goddard;

     1.2 The Parties acknowledge and agree that Greenberg and the other Parties require sufficient time to locate the Escrow Property and to properly re-establish the Escrow;

     1.3 The Parties agree that Section 4(b) of the Escrow and Contribution Agreement shall be amended to provide as follows:

          (b) The Lead Investor shall, by giving written notice to the Principal Representative, Rapidtron and the Escrow Agent (a "CLAIM NOTICE"), make a claim against the Escrow Property for (i) any amounts claimed under Section 1(a)(iii)(A) of this Agreement, no later than December 31, 2005 or (ii) any amounts claimed under Section 1(a)(iii)(B) at any time prior to the Escrow Termination Date set forth in Section 4(g) (each such claim a "CONTRIBUTION CLAIM"). Such Claim Notice shall contain such facts and information as are then reasonably available and the specific basis for the Contribution Claim. In the event that the Lead Investor fails to give a Claim Notice to the Principal Representative, Rapidtron and the Escrow Agent on or before December 31, 2005, the Escrow Agent shall promptly transfer the Escrow Property to the Principals in accordance with
          Section 4(d).

     1.4 The Parties agree that Section 4(g) of the Escrow and Contribution Agreement shall be amended to provide as follows:

          (g) On December 31, 2005 or such other day as the Parties may agree (the "ESCROW TERMINATION DATE"), the remaining Escrow Property, if any, shall be transferred to the Principals in accordance with their respective interests if (i) all Escrow Property has not previously been transferred to Rapidtron in accordance with any of Section 4(b),
          (c), (d) or (e) hereof or (ii) no Claim Notice has been given by the Lead Investor in accordance with Section 4(b) hereof; provided however, that if the Lead Investor has made any claim against the Escrow Property to which the Principal Representative has timely objected and which remains outstanding as of the Escrow Termination Date, then no Escrow Property shall be transferred to the Principals until such time as any such claim has been resolved in accordance with the provisions of Section 4(d); provided, however, that if the amount of the claim is not disputed by the Lead Investor, and if such amount is less than the balance then remaining of the Escrow Property, then the balance of the Escrow Property not subject to such claim shall be transferred as provided in the first sentence of this Section 4(g).

                                  *     *     *


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
     IN WITNESS WHEREOF, this Amendment to the Escrow and Contribution Agreement has been executed by the parties as of the date first above written.

RAPIDTRON, INC.                        PRINCIPALS:

                                       John Creel, as Shareholder Representative
By:
   ----------------------------------
Name:
Title:   President
                                       By:
                                          --------------------------------------
                                       Name: John Creel
                                       Address:


ESCROW AGENT:                          LEAD INVESTOR:

Greenberg Traurig, LLP                 Ceres Financial Limited



                                       By:
                                          --------------------------------------
By:                                    Name:
   ----------------------------------       ------------------------------------
Name:                                  Title:
   ----------------------------------        -----------------------------------
Title:
      -------------------------------


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